Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-100718) of United Technologies Corporation of our report dated June 29, 2017 relating to the financial statements and supplemental schedule of the UTC Puerto Rico Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
June 29, 2017

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